STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT made this 10th day of June, 1996, by and among Evergreen Acceptance Corporation, a Delaware corporation with an address at 3 Christina Center, Suite 1004, 201 North Walnut Street, Wilmington, Delaware 19801 ("Purchaser"), each of the persons set forth on Schedule 1 attached hereto (each a "Seller") (collectively, the "Sellers"); and Regency Equities Corp., a Delaware corporation with an address at 3660 Wilshire Boulevard, Suite 336, Los Angeles, California 90010 ("Regency").

                              W I T N E S S E T H:

                  WHEREAS, each Seller owns the number of shares listed as owned by that Seller on Schedule 1 hereto of the common stock, $.01 par value ("Common Stock"), of Regency (such shares being referred to herein, as to each Seller, as the "Seller's Shares");

                  WHEREAS, each Seller desires to sell to Purchaser, and Purchaser desires to purchase from each Seller, that Seller's Shares, on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                  1. SALE AND PURCHASE. Each Seller hereby agrees to sell to Purchaser and Purchaser hereby severally agrees to purchase from each Seller that Seller's Shares upon and subject to the terms and conditions hereinafter set forth.

                  2. PURCHASE PRICE. The purchase price for each Seller's Shares shall be five cents ($.05) (the "Purchase Price").

                  3.       CLOSING.

                           (a)  Subject  to the  provisions  of  Section  9, the
closing (the "Closing") of the sale and purchase of the Seller Shares shall take place at the law offices of Morris, Nichols, Arsht & Tunnell ("Escrow Agent") on , 1996, or at such place and time as the Purchaser and Sellers may decide but in no event later than March 31, 1996 at 10:00 a.m. (the "Closing Date").

                           (b)  On or before the Closing Date:

                                (1) Each Seller  shall  deliver to Escrow  Agent
for the benefit of Purchaser a copy of this Stock Purchase Agreement duly executed by such Seller.

                                (2) Purchaser  shall deliver to Escrow Agent for
the benefit of each Seller copies of this Stock Purchase Agreement duly executed by Purchaser.

                                (3) Regency  shall  deliver to Escrow  Agent for
the benefit of Purchaser and each Seller copies of this Stock Purchase Agreement duly executed by Regency.

                                (4) Each Seller  shall  deliver to Escrow  Agent
for the benefit of Purchaser, free and clear of all security interests, liens, claims, proxies, charges, encumbrances and options and voting or other restrictions of any nature whatsoever other than restrictions imposed by federal and/or state securities laws (collectively, "Encumbrances"), one or more certificates representing the Seller's Shares to be purchased by Purchaser and duly executed stock powers in blank applicable thereto.

                                (5) Purchaser  shall deliver to Escrow Agent for
the benefit of each Seller a certified or bank check in the amount equal to (x) the number of Seller's Shares being sold by that Seller hereunder times (y) the Purchase Price.

                                (6) Regency  shall  deliver to Escrow  Agent for
the benefit of Purchaser a letter to be delivered to Regency's transfer agent, in form acceptable to Purchaser, instructing such transfer agent to issue stock certificates of Common Stock of Regency to Purchaser in the aggregate number of Seller's Shares purchased hereunder.

                                (7) Regency  shall  deliver to Escrow  Agent for
the benefit of each person listed on Schedule 2 hereto a check in the amount listed as payable to that person on Schedule 2 hereto, constituting reimbursement of that person's actual and reasonable proxy expenses incurred in the solicitation of proxies for the election of directors at Regency's 1995 Annual Meeting of Stockholders; provided, however, that (a) the aggregate amount payable by Regency to all such persons shall not exceed $150,000 and (b) Regency shall be obligated to any such person's expenses only if such person has delivered to Escrow Agent for the benefit of Regency documentation of such expenses in reasonable detail (in Regency's reasonable judgment).

                  4. REPRESENTATIONS AND WARRANTIES OF SELLER. Each Seller represents and warrants to Purchaser and Regency as follows:

                           (a) Seller is the  beneficial  owner of the  Seller's
Shares, and has full legal right, power and authority to sell to Purchaser the Seller's Shares as contemplated hereby. Each Seller expressly warrants that, upon delivery of the certificates for the Seller's Shares as contemplated hereunder, Purchaser will acquire ownership of the Seller's Shares free and clear of any Encumbrances or any other claims whatsoever, whether by Seller or other person.

                           (b)  Seller  does not own,  directly,  indirectly  or
through "affiliates" or "associates" (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, 17 C.F.R. ss. 240.12b-2) or have the right to acquire any shares of Common Stock other than Seller's Shares.

                           (c) Seller has full legal right,  power and authority
to execute and deliver, enter into and perform under this Stock Purchase Agreement, and the execution and delivery of this Stock Purchase Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of Seller. This Stock Purchase Agreement has been duly executed and delivered by Seller and constitutes a legally valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

                           (d) The execution and delivery of this Stock Purchase
Agreement and the consummation by Seller of the transactions contemplated hereby do not conflict with or constitute a breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under the certificate of incorporation or bylaws of Seller (if Seller is a corporation), or any statute, law, regulation, order or decree applicable to Seller or any contract, commitment, agreement, arrangement or restriction of any kind to which Seller is a party or by which it is bound.

                           (e) No permit, consent, approval or authorization of,
or declaration, filing or registration with, or the giving of notice to, any public body or authority or other person, firm or entity is necessary in connection with the execution and delivery by Seller of this Stock Purchase Agreement or the consummation by Seller of the transactions contemplated hereby.

                           (f) Seller is a sophisticated  seller with respect to
the Seller's Shares and has adequate information concerning the business and financial condition of Regency and the status and merit of the claims being released herein to make an informed decision regarding entry into this Stock Purchase Agreement and that he or it has independently and without reliance upon Purchaser, Regency, or any agent acting on behalf of Purchaser or Regency or any affiliate or associate of Purchaser or Regency, and based solely upon such information as he or it has deemed appropriate, made his or its own analysis and decision to enter into this Stock Purchase Agreement.

                           (g)  Seller  is  aware  that  Purchaser  may  possess
material non-public information not known to him or it regarding Regency and its businesses (the "Excluded Information") and that, by the terms hereunder, neither Purchaser, Regency nor any other person or entity shall have any liability to any Seller or any other person with respect to the non-disclosure of the Excluded Information, either before or after the Closing.

                           (h) Seller (i) fully  understands his or its right to
discuss all aspects of this Stock Purchase Agreement with his or its attorneys prior to entering into this Agreement, (ii) to the extent, if any, of his or its desire to do so, has availed himself or itself of this right,
(iii) has carefully read and fully understands all of the provisions of this Stock Purchase Agreement and (iv) is entering into this Stock Purchase Agreement voluntarily and free of any duress or coercion.

                           (i) Other than the  representations and warranties in
this Stock Purchase Agreement, no party hereto, either directly or through any other person or agent, makes or has made any express or implied representations or warranties in connection with this Stock Purchase Agreement.

                  5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to each Seller as follows:

                           (a) It has full legal right,  power and  authority to
execute and deliver, enter into and perform under this Stock Purchase Agreement, and the execution and delivery of this Stock Purchase Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of it. This Stock Purchase Agreement has been duly executed and delivered by it and constitutes a legally valid and binding agreement of it, enforceable against it in accordance with its terms.

                           (b) The execution and delivery of this Stock Purchase
Agreement and the consummation by it of the transactions contemplated hereby do not conflict with or constitute a breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under the certificate of incorporation or bylaws of it, or any statute, law, regulation, order or decree applicable to it or any contract, commitment, agreement, arrangement or restriction of any kind to which it is a party or by which it is bound.

                           (c) To the best of its knowledge, no permit, consent,
approval or authorization of, or declaration, filing or registration with, or the giving of notice to, any public body or authority or other person, firm or entity is necessary in connection with the execution and delivery by it of this Stock Purchase Agreement or the consummation by it of the transactions contemplated hereby.

                  6. COVENANTS OF SELLERS. Each Seller covenants and agrees with Regency and Purchaser that during the period of ten years following the Closing, without the prior unanimous written consent of the Purchaser and Regency, he or it will not take singly, as a partnership or as part of a group, directly or indirectly, through any subsidiary or affiliate, any of the following acts with respect to Regency, its Common Stock or any other debt or equity securities of Regency or its affiliated entities:

                           (a)  purchase,  acquire or own,  or offer or agree to
purchase, acquire or own, any shares of capital stock or other securities of Regency other than any shares currently owned, or shares issued by Regency except through a corporation registered under the Investment Company Act of 1940; or

                           (b) solicit, or encourage any other entity to solicit
proxies or consents of stockholders of Regency, or become a "participant" or otherwise engage in any "solicitation" (as such terms as defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), with respect to any matter in opposition to the recommendation of a majority of the members of the Board of Directors of Regency then in office; or

                           (c) acquire or affect,  or seek to acquire or affect,
control of Regency, or influence or seek to influence the management of Regency, or directly or indirectly participate in or encourage the formation of any group seeking to influence the management of Regency or to acquire or affect control of Regency; or

                           (d)  permit any  entity  under his or its  control to
acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any capital stock or other securities of Regency; or

                           (e)   join  a   partnership,   limited   partnership,
syndicate, or other group within the meaning of Section 13(d) of the Exchange Act for the purpose of acquiring, holding or disposing of any shares of capital stock of Regency; or

                           (f)   initiate,    propose   or   otherwise   solicit
stockholders for the approval of one or more stockholder proposals with respect to Regency, as described in Rule 14a-8 under the Exchange Act; or

                           (g) directly or indirectly  solicit or encourage,  or
initiate any communication with any other entity with respect to any proposal for a merger or other business combination involving Regency or for the acquisition of any capital stock of Regency; or

                           (h) seek, directly or indirectly,  any representation
on the Board of Directors of Regency; or

                           (i)  deposit  any Common  Stock in a voting  trust or
subject them to a voting agreement or other arrangement of similar effect; or

                           (j) encourage any person, firm, corporation, group or
other entity to engage in any of the actions covered by this Section.

                  7. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION. The obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing (at Purchaser's sole discretion, Purchaser may waive any or all such conditions with respect to any or all Sellers and/or Regency):

                           (a) All representations and warranties of each Seller
shall be true and correct at the time of Closing as though such representations and warranties were made at such time.

                           (b) Each of Warren G. Lichtenstein,  Lawrence Butler,
Jack Howard, Ronald LaBow, Steel Partners II, L.P., a Delaware limited partnership ("Steel"), Richard Sandler ("Sandler") and the Regency Shareholders Committee shall deliver to Escrow Agent for the benefit of Purchaser, Martin Oliner ("Oliner") and First Lincoln Holdings, Inc. ("First Lincoln") a general release in the form annexed hereto as Exhibit A.

                           (c) Each of Warren G. Lichtenstein,  Lawrence Butler,
Jack Howard, Ronald LaBow, Steel Partners II, L.P., a Delaware limited partnership ("Steel"), Richard Sandler ("Sandler") and the Regency Shareholders Committee shall deliver to Escrow Agent for the benefit of Regency a general release in the form annexed hereto as Exhibit B.

                           (d)  Regency  shall  deliver to Escrow  Agent for the
benefit of Purchaser a general release in the form annexed hereto as Exhibit C.

                           (e) Each Seller shall deliver to Escrow Agent for the
benefit of Purchaser an opinion of legal counsel, reasonably acceptable to Purchaser, substantially in the form attached hereto as Exhibit D.

                           (f) Each  Seller  (other  than  those  referenced  in
Section 7(b) hereof) shall deliver to Escrow Agent for the benefit of Purchaser, Oliner and First Lincoln a general release in the form annexed hereto as Exhibit E.

                  8. CONDITIONS PRECEDENT TO SELLERS. The obligations of each Seller hereunder are subject, at the option of such Seller, to the fulfillment of each of the following conditions at or prior to the Closing (at each Seller's sole discretion, such Seller may waive any or all such conditions):

                           (a)  All   representations   and  warranties  of  the
Purchaser contained herein shall be true and correct at the time of Closing as though such representations and warranties were made at such time.

                           (b) Purchaser, Oliner and First Lincoln shall deliver
to Escrow Agent for the benefit of such Seller a general release in the form annexed hereto as Exhibit F.

                           (c)  Regency  shall  deliver to Escrow  Agent for the
benefit of such Seller a General  Release in the form annexed  hereto as Exhibit
G.

                  9.       RELEASE OF ESCROW; RIGHTS OF ESCROW AGENT.

                           (a) The documents and funds referenced in Sections 3,
7 and 8 are referred to herein collectively as the "Escrow Documents" and each individually as an "Escrow Document." Upon delivery, on or before the Closing Date, of each of the Escrow Documents to Escrow Agent as provided herein and the satisfaction or valid waiver of each of the conditions precedent set forth in Sections 7(a) and 8(a) hereof, Escrow Agent shall deliver each of the Escrow Documents to the party for whose benefit Escrow Agent holds such Escrow Document as provided in Sections 3, 7 and 8 hereof. The conditions precedent set forth in Sections 7(a) and 8(a) shall be deemed satisfied unless Escrow Agent shall receive written notice on or before the Closing Date that any such condition precedent has not been satisfied. In the event that delivery of each the Escrow Documents is not made to Escrow Agent as provided herein or the conditions precedent set forth in Section 7(a) or 8(a) hereof are not satisfied or validly waived, in either case, with respect to the sale of the Seller's Shares as to any Seller, Escrow Agent shall return all of the Escrow Documents with respect to such sale to the party initially delivering the same, which delivery will be made by Escrow Agent as provided in subsection 10(j) hereof. The parties hereto acknowledge and agree that in the event all of the Escrow Documents are not delivered to the Escrow Agent on or before the Closing Date as provided herein and the conditions precedent set forth in Sections 7(a) and 8(a) hereof are not satisfied or validly waived by the Closing Date, then the Closing may take place with respect to those Seller's Shares as to which such deliveries have been made and such conditions satisfied or validly waived without any obligation to close on the purchase and sale of any other Seller's Shares. Upon delivery or return of the Escrow Documents as provided in this Section 9, Escrow Agent shall have no further obligation under this Stock Purchase Agreement with respect to the Escrow Documents or otherwise and Escrow Agent and its agents, employees, successors and assigns shall, without any further action, be released and forever discharged by each of the parties hereto from and against all claims, liability, costs and expenses relating to or arising under this Stock Purchase Agreement or Escrow Agent's performance of its obligations hereunder.

                           (b) Escrow  Agent  shall be under no duty to make any
investigation whatsoever regarding the authenticity or truth or falsity of any notice, demand, certificate, or other document delivered to it pursuant to this Stock Purchase Agreement. Escrow

Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, except its own willful misconduct. Escrow Agent shall have the right, at its sole discretion, to deliver the Escrow Documents (or any part thereof) into a court of competent jurisdiction pursuant to relevant statutes and to commence an action for a declaratory judgment, in the nature of interpleader or otherwise, in order to obtain a judicial determination as to the party legally entitled to receive delivery of such Escrow Documents. Purchaser agrees to reimburse Escrow Agent for Escrow Agent's costs and expenses, including reasonable attorneys' fees (either paid to retain attorneys or representing the fair value of legal services rendered by Escrow Agent to itself), and to indemnify Escrow Agent and hold it harmless against any loss or liability incurred as a result of Escrow Agent's services as such hereunder or of any dispute or litigation (including any proceeding commenced by Escrow Agent) concerning the parties' rights under the Escrow Documents and this Stock Purchase Agreement. Escrow Agent shall be permitted to act as counsel for one or more of the parties hereto in any dispute as to the release or delivery of any funds or instruments or documents held by Escrow Agent or any other dispute between the parties or in any other matter whatsoever, whether or not Escrow Agent is in possession of any funds or instruments or documents delivered to it pursuant to this Stock Purchase Agreement and whether or not Escrow Agent continues to act as such hereunder.

                  10.      MISCELLANEOUS.

                           (a) If any term or provision  of this Stock  Purchase
Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Stock Purchase Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                           (b) Each  party  hereto  shall  pay its own costs and
expenses incurred in connection with this Stock Purchase Agreement and the transactions contemplated hereby, provided Escrow Agent shall be entitled to the payments of costs, expenses and fees as provided in Section 9 hereof.

                           (c) This Stock  Purchase  Agreement  shall be binding
upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors. This Stock Purchase Agreement shall not be assignable by any party without the prior written consent of the other parties hereto.

                           (d)  This  Stock   Purchase   Agreement  may  not  be
modified, amended, altered or supplemented except by a written agreement signed by Purchaser, each Seller and Regency, which shall be authorized by all necessary action of each party.

                           (e) This Stock  Purchase  Agreement  and the Releases
and opinion of counsel referred to herein and annexed as exhibits hereto contain the entire understanding of the parties with respect to its subject matter and supersede all prior agreements and understandings with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein with respect to any matter covered herein.

                           (f) No  failure  or delay on the part of any party in
the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Stock Purchase Agreement are cumulative to, and not conclusive of, any rights or remedies otherwise available.

                           (g)  This  Stock  Purchase  Agreement  and the  legal
relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. To the fullest extent permitted by applicable law, each of the parties to this Stock Purchase Agreement hereby irrevocably and unconditionally (i) agrees that any action or proceeding against a party to this Agreement arising out of or relating in any way to the terms of this Agreement or the exhibits hereto, the validity of this Agreement or the exhibits hereto, or any person's rights under this Agreement or the exhibits hereto, shall be brought only in the Chancery Court of the State of Delaware (or other appropriate court in the State of Delaware) (the "Delaware Courts"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Courts for purposes of any action or proceeding arising out of or in connection with this Agreement or the exhibits hereto, including without limitation actions challenging the legal validity or enforceability of this Agreement or any of the exhibits hereto, (iii) agrees, to the extent such party is not a resident of the State of Delaware, to appoint irrevocably and to maintain an agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, and to notify promptly each other party hereto of the name and address of such agent, provided that, in the absence of such notification, such person shall be deemed to have appointed Regency as its agent for acceptance of legal process, and (iv) irrevocably waives, and agrees not to plead or to make, any claim that the Delaware courts lack personal jurisdiction over him or it or that any such action or proceeding brought in any Delaware Court has been brought in an improper or otherwise inconvenient forum.

                           (h) This Stock Purchase  Agreement may be executed in
two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                           (i)  The  captions  of the  Sections  of  this  Stock
Purchase Agreement have been inserted for convenience only and shall have no substantive effect.

                           (j) Any notice or delivery  that any party  hereto is
required or desires to give hereunder to any other party hereto shall be in writing and may be given by hand delivery or by nationally recognized overnight courier or by mailing the same to the other party at the address set forth below (or to such other address as may have theretofore been substituted therefor by written notice to the other party hereto given as herein provided) by certified or registered United States mail, postage prepaid or by confirmed telecopy. Notices and deliveries shall be deemed given as follows: when sent, if sent by telecopy with delivery confirmed (conditioned upon the prompt mailing of the original of such transmission by first-class mail or nationally recognized overnight courier); when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand delivered or delivered by nationally recognized overnight courier; or when receipted for (or upon the date of attempted delivery where delivery is refused or a properly addressed and mailed notice is returned as undeliverable or unclaimed), if sent by certified or registered mail; provided, however, that for the purpose of the delivery of the Escrowed Documents to Escrow Agent, such delivery shall only be effective upon the receipt by Escrow Agent of such Escrow Documents. Whenever under the terms hereof the time for giving a notice or performing an act falls on a Saturday, Sunday or holiday, such time shall be extended to the next business day. For the purposes of this Stock Purchase Agreement the addresses of the parties hereto shall be as follows until changed in accordance with the terms hereof:

                  If to any Seller:

                           c/o Steel Partners II, L.P.
                           750 Lexington Avenue
                           27th Floor
                           New York, New York 10022
                           Telecopier: (212) 446-5240
                           Attention: Warren G. Lichtenstein

                  with a copy to:

                           Olshan Grundman Frome & Rosenzweig
                           505 Park Avenue
                           New York, New York 10022
                           Telecopier: (212) 755-1467
                           Attention: Steven Wolosky, Esquire

                  If to Purchaser:

                           3 Christina Center, Suite 1004
                           201 North Walnut Street
                           Wilmington, Delaware 19801
                           Telecopier: (302) 429-4919
                           Attention: David Taylor

                  with a copy to:

                           Morris, Nichols, Arsht & Tunnell
                           1201 North Market Street
                           P.O. Box 1347
                           Wilmington, Delaware 19899-1347
                           Telecopier: (302) 658-3989
                           Attention: Kenneth J. Nachbar, Esquire

                  If to Regency:

                           3660 Wilshire Boulevard, Suite 336
                           Los Angeles, California 90010
                           Telecopier: (213) 365-9055
                           Attention: Allan L. Chapman

                  with a copy to:

                           Tuttle & Taylor
                           355 South Grand Avenue
                           Los Angeles, California 90071
                           Telecopier: (213) 683-0225
                           Attention: Marc L. Brown, Esquire

                  If to Escrow Agent:

                           Morris, Nichols, Arsht & Tunnell
                           1201 North Market Street
                           P.O. Box 1347
                           Wilmington, Delaware 19899-1347
                           Telecopier: (302) 658-3989
                           Attention: Kenneth J. Nachbar, Esquire

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                  IN WITNESS WHEREOF,  the parties hereto have caused this Stock
Purchase Agreement to be duly executed as of the day and year first above written.

                                   EVERGREEN ACCEPTANCE CORPORATION


                                   By:/s/----------------------------
                                            Name:
                                            Title:


                                   REGENCY EQUITIES CORP.


                                   By:/s/----------------------------
                                            Name:
                                            Title:



               [Sellers' signatures appear on following page(s).]

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                                    SELLERS:


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                                            Name:

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                                            Name:

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                                            Name:

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                                            Name:


              [Additional signature pages may be added as needed.]

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                                   SCHEDULE 1


                                  NAME

      1.        Steel Partners II, L.P.

      2.        Jack Howard

      3.        RA Partnership

      4.        EJ Associates

      5.        Ralph Finerman

      6.        Ralph Finerman,
                Custodian
                Alissa Hillary Finerman

      6.        Ralph Finerman,
                Custodian
                Adam William Finerman

      7.        Richard V. Sandler

      8.        Richard V. Sandler,
                Trustee, M&L 1981 Trust
                FBO LAM

      9.        Richard V. Sandler,
                Trustee, M&L 1981 Trust
                FBO GAM

     10.        Richard V. Sandler,
                Trustee, M&L 1981 Trust
                FBO BMM

     11.        Richard V. Sandler,
                Trustee, L&S 1981 Trust
                FBO RDM

     12.        Richard V. Sandler,
                Trustee, L&S 1981 Trust
                FBO DBM

     13.        Richard V. Sandler,
                Trustee, L&S 1981 Trust
                FBO JSM

     14.        Robert L. Frome

     15.        Neil Grundman PC Pension
                & Profit Sharing Trust

     16.        Morris Orens PC Profit
                Sharing Trust

     17.        Norman Nemoy

     18.        Jeff Starr IRA

     19.        Carol Starr IRA

     20.        Cynthia Silverstein

     21.        Janice L. Shapiro

     22.        Thomas D. Kearns

     23.        Richard Bergman